Exhibit 99.2
(b) Pro Forma Financial Information.
     The following pro forma financial information is filed herewith:

VYREX CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED INFORMATION

VYREX CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED INFORMATION
INTRODUCTION TO PRO FORMA FINANCIAL INFORMATION
The following unaudited pro forma combined financial information gives effect to the merger of Vyrex Corporation (“Vyrex”), Vyrex Acquisition Corporation (“VAC”), a wholly-owned subsidiary of Vyrex, and PowerVerde, Inc. (“PowerVerde”).
On February 11, 2008, Vyrex, PowerVerde, and VAC, all Delaware corporations, entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, on February 12, 2008, VAC merged with and into PowerVerde, with PowerVerde remaining as the surviving corporation and a wholly-owned subsidiary of Vyrex (the “Merger”). As consideration for the Merger, as of the closing of the Merger, each issued and outstanding share of common stock of PowerVerde was converted into the right to receive 1.2053301 shares of the common stock of Vyrex and each share of VAC was converted into one share of PowerVerde common stock. As a result of the Merger, the former shareholders of PowerVerde hold 95% of the common stock of Vyrex. Pursuant to the Merger Agreement, PowerVerde paid $233,000 in accounts payable owed by Vyrex.
The unaudited pro forma condensed combined balance sheet gives effect to this merger as if it had occurred on September 30, 2007. The unaudited pro forma combined statements of operations for the year ended December 31, 2006 and the nine months ended September 30, 2007 gives effect to the merger as if it had occurred at the beginning of the earliest periods presented.
The unaudited pro forma combined financial information has been included as required and allowed by the rules of the Securities and Exchange Commission and is presented for illustrative purposes only. Such information is not necessarily indicative of the operating results or financial position that would have occurred had the acquisition taken place on September 30, 2007 or January 1, 2007 or January 1, 2006. The pro forma condensed combined financial statements should be read in conjunction with Vyrex Corporation’s Form 10-KSB for the year ended December 31, 2006 and the related notes included in this Current Report on Form 8-K.

VYREX CORPORATION AND SUBSIDIARIES
UNAUDITED PRO-FORMA CONDENSED BALANCE SHEET
September 30, 2007

	Vyrex	PowerVerde,		Pro		Pro
	Corporation	Inc.		Forma		Forma
	Historical	Historical	Total	Adjustments		Combined
ASSETS
Cash	$1,864	$260,178	$262,042	$(233,000)	(2)	$29,042
Accounts receivable, net	2,950		2,950			2,950
Property and equipment, net	—	12,157	12,157			12,157

Total Assets	$4,814	$272,335	$277,149	$(233,000)		$44,149

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$170,676	$4,245	$174,921	(174,921)	(2)	$—
Accrued expenses and other liabilities	100,819	—	100,819	(58,079)	(2)	42,740
Notes payable	217,000	—	217,000	(200,000)	(1)	17,000

Total Liabilities	488,495	4,245	492,740	(433,000)		59,740

Common stock	102	20,000	20,102	275	(1)
				5,505	(3)	25,882
Additional paid-in capital	13,114,487	434,602	13,549,089	224,725	(1)
				(5,505)	(3)	13,768,309
Accumulated deficit	(13,598,270)	(186,512)	(13,784,782)	(25,000)	(1)	(13,809,782)

Total Stockholders’ Equity	(483,681)	268,090	(215,591)	200,000		(15,591)

Total Liabilities and Stockholders’ Equity	$4,814	$272,335	$277,149	$(233,000)		$44,149

VYREX CORPORATION AND SUBSIDIARIES
UNAUDITED PRO-FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Nine Months ended September 30, 2007

	Vyrex	PowerVerde,		Pro	Pro
	Corporation	Inc.		Forma	Forma
	Historical	Historical	Total	Adjustments	Combined
Revenues	$19,729	$—	$19,729	$—	$19,729
Cost of revenues	—	—	—		—

Gross profit	19,729	—	19,729		19,729
Selling, general and administrative expenses	(68,375)	(186,512)	(254,887)	(25,000) (1)	(279,887)

Loss from operations	(48,646)	(186,512)	(235,158)	(25,000)	(260,158)
Other expenses:
Interest expense	(16,231)	—	(16,231)		(16,231)

Total other expenses	(16,231)	—	(16,231)		(16,231)

Loss before income tax benefit	(64,877)	(186,512)	(251,389)	(25,000)	(276,389)
Income tax benefit	—	—	—		—

NET LOSS	$(64,877)	$(186,512)	$(251,389)	$(25,000)	$(276,389)

Pro-forma net loss per common share
Basic	$(0.06)	$—	$—	$—	$(0.01)

Diluted	$(0.06)	$—	$—	$—	$(0.01)

Weighted average of pro-forma shares outstanding:
Basic	1,019,144	—	—	—	25,882,878

Diluted	1,019,144	—	—	—	25,882,878

VYREX CORPORATION AND SUBSIDIARIES
UNAUDITED PRO-FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2006

	Vyrex	PowerVerde,		Pro	Pro
	Corporation	Inc.		Forma	Forma
	Historical	Historical (4)	Total	Adjustments	Combined
Revenues	$43,465	$—	$43,465		$43,465
Cost of revenues	—	—	—		—

Gross profit	43,465	—	43,465	—	43,465
Selling, general and administrative expenses	(129,520)	—	(129,520)	(25,000) (1)	(154,520)

Loss from operations	(86,055)	—	(86,055)	(25,000)	(111,055)
Other expenses:
Interest expense	(21,040)	—	(21,040)		(21,040)
Other income	14,210		14,210		14,210

Total other expenses	(6,830)		(6,830)		(6,830)

Loss before income tax benefit	(92,885)	—	(92,885)	(25,000)	(117,885)
Income tax benefit	—	—	—		—

NET LOSS	$(92,885)	$—	$(92,885)	$(25,000)	$(117,885)

Pro-forma net loss per common share
Basic	$(0.09)	$—	$—	$—	$(0.00)

Diluted	$(0.09)	$—	$—	$—	$(0.00)

Weighted average of pro-forma shares outstanding:
Basic	1,019,144	—	—	—	25,882,878

Diluted	1,019,144	—	—	—	25,882,878

VYREX CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS
NOTE 1 — BASIS OF PRESENTATION
The accompanying unaudited pro forma condensed combined financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.
NOTE 2 — PRO FORMA ADJUSTMENTS
1.	To reflect the issuance of 250,000 shares of Vyrex common stock to satisfy a note payable in the amount of $200,000, and the issuance of 25,000 shares of Vyrex common stock valued at $25,000 in consideration of professional services rendered.

2.	To reflect the payment of $233,000 of Vyrex accounts payable by PowerVerde upon consummation of the merger.

3.	To reflect the issuance of 24,588,734 shares of Vyrex common stock to the former stockholders of PowerVerde, Inc. so that, upon consummation of the merger, the former stockholders of PowerVerde, Inc. will own 95% of Vyrex’s issued and outstanding common stock.

4.	The date of inception of PowerVerde, Inc. was March 9, 2007. Therefore, there are no historical results of operations for PowerVerde, Inc. for the year ended December 31, 2006.